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                                                                      EXHIBIT 21



                                SUBSIDIARIES OF

                           COMVERSE TECHNOLOGY, INC.

                                              JURISIDICTION OF
     SUBSIDIARY                                INCORPORATION

     Comverse Technology (Europe) Ltd.         U.K.
     Comverse Technology GmbH                  Germany
     Comverse Technology Nordic OY             Finland
     Comverse Asia Pacific Limited             Hong Kong
     Comverse Australasia Pty. Ltd.            Australia
     Comverse Government Systems Corp.         New York
     Comverse Information Systems Corp.        Delaware
     Startel Corporation                       California
     Dale, Gesek, McWilliams & Sheridan, Inc.  New Jersey
     Efrat Future Technology Limited           Israel
     CTI Capital Corporation                   Delaware
     Comverse Investments Limited              Israel
     Telemesser Limited                        Israel